Exhibit 32.1
CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Calumet Specialty Products Partners, L.P. (the “Partnership”) on Form 10-Q for the quarter ended March 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of Stephen P. Mawer, Chief Executive Officer of Calumet GP, LLC, the general partner of the Partnership (the “General Partner”), and H. Keith Jennings, Executive Vice President and Chief Financial Officer of the General Partner, each certify that to his knowledge:

(a)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

May 7, 2020	/s/ Stephen P. Mawer
Stephen P. Mawer
Chief Executive Officer of Calumet GP, LLC, general partner of Calumet Specialty Products Partners, L.P.
(Principal Executive Officer)

May 7, 2020	/s/ H. Keith Jennings
H. Keith Jennings
Executive Vice President and Chief Financial Officer of Calumet GP, LLC, general partner of Calumet Specialty Products Partners, L.P.
(Principal Financial Officer)